Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Oragenics, Inc. (the “Company”) of our report dated March 14, 2025, related to the consolidated financial statements of the Company as of and for the years ended December 31, 2024, and 2023.

/s/ Cherry Bekaert, LLP

Tampa, Florida

August 25, 2025